POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of ePHONE Telecom, Inc. a corporation organized under the laws of the state of Florida (the "Corporation"), hereby constitutes and appoints Carmine Taglialatela and Charlie Rodriguez and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, par value $0.001 per share, of the Corporation issuable pursuant to the Corporation's 2000 Long-Term Incentive Plan, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.

                  Signature                                     Title                          Date
                  ---------                                     -----                          ----
/s/ Carmine Taglialatela, Jr.                        Director, President and CEO           June 20, 2002
-------------------------------------------
Carmine Taglialatela,Jr.

/s/ Charlie Rodriguez                                Director, CFO and Secretary           June 20, 2002
-------------------------------------------
Charlie Rodriguez
                                                        Chairman of the Board              June 20, 2002
-------------------------------------------
Robert G. Clarke

/s/ Lawrence M. Codacovi                                       Director                    June 20, 2002
-------------------------------------------
Lawrence M. Codacovi

/s/ John G. Fraser                                             Director                    June 20, 2002
-------------------------------------------
John G. Fraser
                                                               Director                    June 20, 2002
-------------------------------------------
Sheldon B. Kamins
                                                               Director                    June 20, 2002
-------------------------------------------
Gene Sekulow

/s/ Robert Stuart*                                             Director                    June 20, 2002
-------------------------------------------
Robert Stuart